Liquid Capital Loan Contract

Borrower:	Xi'an Baorun Enterprise Development Co., Ltd.
Legal Representative:	GAO Xinnian
Legal Address:	Suite 10720, Dongxin Century Plaza, 7 Huoju Road, Xi'an
Contact Address:	____________________________________________________

Lender:	Communications Bank Holdings Co., Ltd. Sha'anxi Branch
Legal Representative:	LAN Fumin
Contact Address:	88 Xixin Street, Xi'an

Article 1	Loan

1.1       Currency: Renminbi (RMB)
1.2       Amount: 40,000,000.00
1.3       The proceeds of the Loan under this Contract shall be used for revolving liquid capital.
1.4       The term of the loan does not exceed 12 months, starting from the date of the first release of the loan amount and ending on October 28, 2011.

Article 2        Interest Rate and Computation of Interest
2.1          The applicable interest hereunder is specified in (2)  below:
(1)	RMB fixed rate; the rate is determined on the day
 [   ]     when this Contract becomes effective
 [    ]    when the loan is first release
 [    ]   when the loan is actually issued (if release in installments, the rate is then determined separately on the day when each amount of the loan is issued)
for ___________ (term) on the basis of [    ] the base rate [    ] the base rate floating upward by ____  [    ] the base rate floating downward by ____ and the rate will not be adjusted during the term of the loan.

(2)	RMB floating rate; the rate is determined as follows:
(2.1)	The rate is determined on the day
☒	when this Contract becomes effective
☐	when the loan is first release
☒	when the loan is actually issued (if release in installments, the rate is then determined separately on the day when each amount of the loan is issued)
for One Year (term) on the basis of [    ] the base rate [ X ] the base rate floating upward by 10%  [    ] the base rate floating downward by ____.

(2.2)   If, during the term of the loan, People's Bank adjusts the base rate, the interest rate hereunder will be adjusted on the Adjustment Day specified by method (a) below.  Starting on interest rate adjustment day of this Contract, the Lender has the right to assess the interest rate adjusted by the corresponding rate level on the adjustment day, with the upward/downward floating range unchanged.
(a)	The People's Bank's interest rate adjustment day is Adjustment Day for this Contract;
(b)
Starting on the day when the loan is issued (if release in installments, the adjustment day is based on the day when each installment of the loan is issued),  the day after each [   ] month [    ] quarter [    ] every six months [    ] year is the Adjustment Day for this Contract;

(c)	_________________________________________

(2.3)
If the base rate after the People's Bank adjustment is floating rate or the base rate is cancelled, the two parties will engage in separate consultation for the adjustment of the interest rate hereunder; however, the rate after the adjustment shall not be lower than the applicable rate at that time; if, one month after the People's Bank's adjustment day, the two parties are still unable to reach agreement on the new adjusted rate, the Lender has the right to declare all the loan hereunder due ahead of schedule.

2.2        Daily rate = monthly rate/30, and monthly rate = annual rate/12.
2.3        Computation of interest rate
2.3.1     Normal interest  = Interest Rate Specified Herein <times> Amount of Loan Released <times> Number of Days Used.  The number of days used is calculated starting on the loan release date and ending on the maturity date of the loan.
2.3.2     The penalty interest on the amount of loan that is past due or misappropriated will be calculated on the basis of the amount of loan past due or misappropriated and the actual number of days (starting from the day when the amount of loan is past due or misappropriated until all the loan principal and interests are paid off).  If the loan is made in RMB, the penalty interest rate on the amount of loan that is past due is the rate floated upward by 50% from the rate specified herein and the penalty interest rate on the amount of loan that is misappropriated is the rate floated upward by 100% from the rate specified herein; for loans with floating interest rate, if the People's Bank adjusts the base rate after the loan is past due or misappropriated, the Lender has the right to adjust the penalty interest rate for this Contract, and the new penalty interest rate will apply after the People's Bank interest rate adjustment day.  If the loan is made in a foreign currency, the penalty interest rate is the rate floated upward by _______ from the rate specified herein.
2.4        The settlement of interest is by (1) of the following methods:
(1)         On the 20th of the last month of each quarter;
(1)         On the 20th of each month;
(3)         ______________________________________
2.5         If Borrower repays the loan or the Lender declares the loan due ahead of schedule pursuant to the provisions herein, the level of the corresponding interest rate will not be adjusted and the rate specified will still apply.
2.6         Other provision on the interest rate
______________________________________________________________
______________________________________________________________

Article 3        Release and Payment of the Loan
3.1       The Borrower may withdraw the loan in installments, but the sum of all the amounts withdrawn separately shall not exceed the amount specified in Article 1.  The withdrawal must follow the loan release schedule below:

Date of Withdrawal	Amount Withdrawn
29th day of October, 2010;	Forty Million (amount in Capital Letters)
___ day ___ month ___ Year;	_______________ (amount in Capital Letters)
___ day ___ month ___ Year;	_______________ (amount in Capital Letters)
___ day ___ month ___ Year;	_______________ (amount in Capital Letters)

3.2       Unless all of the following conditions are satisfied, Lender has the right to refuse to release the Loan:

(1)     Borrower has already completed the statutory procedures including obtaining related permit, approval and registration from the government and other procedures as requested by the Lender, and such permit, approval and registration remain in full force and effect;
(2)     The guarantee contract (if any) hereunder has come into effect and remains in full force and effect;
(3)     There have been no adverse changes in the financial condition of the Borrower;
(4)     Borrower has not violated any provisions herein;
(5)     The loan payment method is in compliance with the provisions herein; if the Lender is entrusted with the making of the payment, the Lender agrees to such arrangement;
(6)     If the loan is to be withdrawn in a foreign currency, the Borrower has set up relevant account in accordance with the requirements of the foreign currency management and provided documents of proof showing that the loan is in compliance with the relevant foreign currency management policies, including but not limited to valid certificates of foreign currency use, registration and approval documents;
(7)     The Borrower has designated a capital return account as requested by the Lender and executed account management agreement.
3.3       The Borrower designates the following account as loan deposit account; the said account is not an account set up by the Borrower with the Lender specifically for loan deposit.

Account Title: Xi'an Baorun Enterprise Development Co., Ltd.
Account No.   611301011018170037875
Bank holding the account:     Business department of Communications Bank, Sha'anxi Province Branch.
If an account is set up specifically for loan deposit, the release and the payment of the loan must be done through that account.  Such account can only be used for the release and external payment of the proceeds of the loan; it can only issue "Settlement Service Application" certificate but cannot be used for check, bank draft, and bank draft acceptance services or for other settlement.  When the Borrower processes, in its sole discretion, loan proceeds transfer, such transfer must be done over the counter of the bank that holds the account.  The interest on the deposit in such account is included in the Borrower's repayment account.
3.4        Before each withdrawal, the Borrower process the relevant withdrawal procedures at least ____ bank business days in advance and specify the payment method (entrusting the Lender with the payment or the Borrower itself making the payment); only one of the payment methods can be used for each withdrawal.
3.5        Entrusting the Lender with making the payment means that the Lender, pursuant to the payment entrustment engagement letter from the Borrower and after the release of the loan pursuant to the provisions herein, makes the payment from the loan proceeds through the Borrower's account directly to the Borrower's trading partner that meets the requirement of the loan purpose stipulated herein.
Upon satisfying one of the following conditions, the method of entrusting the Lender with the payment can be adopted:
(1)           The amount of single payment exceeds ____________ (this amount is the limit that the Borrower can pay if the payment is made by the Borrower)
________________________________________________________________
________________________________________________________________

If the method of entrusting the Lender with the payment is adopted, the Borrower must submit to the Lender withdrawal application, payment engagement letter in the format specified by the Lender, loan certificate, relevant payment certificate and other documents requested by the Lender (including but not limited to commercial contract, invoices and goods acceptance documents and other trading documents), specify the amount to be withdrawn and the recipient and amount of the payment; the amount to be withdrawn must be equal to the amount of the payment.
If the payment proposed by the Borrower does not comply with the provisions herein or those in the relevant commercial contracts or has other defects, the Lender has the right to refuse the payment and return the payment engagement letter submitted by the Borrower.
When the Lender agrees to make such payment,  if the external payment cannot be made or the payment made is returned due to the error in the information provided by the Borrower, the Borrower must re-submit relevant certificate and documents with the correct information within the time specified by the Lender.  The Lender will not be responsible for any loss from unsuccessful payment.
3.6           The Borrower making the payment in its sole discretion means that, after the Lender releases the loan proceeds into the Borrower's account pursuant to the provisions herein, the Borrower makes the payment from the loan proceeds to the Borrower's trading partner that meets the requirement of the loan purpose stipulated herein.
If the method of the Borrower making the payment is adopted, the Borrower must submit to the Lender withdrawal application, loan certificate, explanation of the use of the proceeds and other documents requested by the Lender.  The Lender has right to analyze through the Borrower's account, verify the certificate and conduct on-site investigation to verify if the payment of the loan proceeds complies with the specified purpose of use, and the Borrower must assist with the Lender's verification.
3.7           The actual loan release date and the amount released must be based on the records in the "Loan Certificate."

Article 4        Repayment of the Loan
4.1           The Borrower must repay the loan at the maturity date specified in 1.4 herein and according to the following schedule; if the maturity date in the "Loan Certificate" is inconsistent with that specified herein, the record in the "Loan Certificate" shall prevail:

Date of Repayment	Amount Withdrawn
28th day of October, 2011;	Forty Million (amount in Capital Letters)
___ day ___ month ___ Year;	_______________ (amount in Capital Letters)
___ day ___ month ___ Year;	_______________ (amount in Capital Letters)
___ day ___ month ___ Year;	_______________ (amount in Capital Letters)

4.2         The Borrower shall not repay the Loan prior to the scheduled date without obtaining written consent from the Lender.
4.3         The Borrower designates:
(1)           Loan repayment account:
Account Title: Xi'an Baorun Enterprise Development Co., Ltd.
Account No.    611301011018170037875
Bank holding the account:     Business department of Communications Bank,
Sha'anxi Province Branch.
(2)           Capital return account:
Account Title:  Xi'an Baorun Enterprise Development Co., Ltd.
Account No.    611301011018170037875
Bank holding the account:     Business department of Communications Bank,
Sha'anxi Province Branch.

Article 5        Representations and Warranties of the Borrower
5.1         The Borrower is a duly incorporated and an existing entity, has the required power and capacity to fulfill the obligations hereunder in its own name and will assume civil liabilities.
5.2         The execution and performance of this Contract is the true intention of the Borrower, and the Borrower has all necessary consents, approvals and authorizations, and there are no existing legal defects.
5.3         The Borrower's production operation is legal and in compliance, and the Borrower has the ability to continue its operation, the legal source of funds for repayment and the Borrower has not material unfavorable credit record.  The Borrower's senior management officers have no unfavorable records

5.4         All the documents, reports, data and information provided by the Borrower to the Lender during the execution and performance of this Contract are true, accurate, complete and valid; the Borrower has not withheld any information which may affect the evaluation of its financial status and repayment ability and there has been no adverse change in the Borrower's financial situation since the date of the most recent financial report.
5.5         At the time of executing this Contract, the Borrower is not a shareholder of the guarantor or its actual control person within the meaning of the "Corporate Law," nor does the Borrower have any plan to become a shareholder or the actual control person of the guarantor.

Article 6       Rights and Obligations of the Lender
6.1         The Lender has the right to receive repayment of the principal, interest (including compound interest, and penalty interest for past-due and misappropriated loan) and the relevant fees payable by the Borrower from the Borrower in accordance with provisions herein. The Lender has the right, on the basis of the Borrower's capital return, to decide in its sole discretion to declare the loan due ahead of the schedule and exercise any other rights under the relevant laws and regulations or stipulated herein.
6.2         During the course of performing this Contract, the Lender will only conduct customary verification on the documents provided by the Borrower.  If the untruthfulness, inaccuracy or incompleteness of such documents provided by the Borrower cause the Lender to be unable to complete the entrustment payment on time or cause the Borrower to make any payment in violation of the provisions herein, the Lender shall bear no responsibility.
6.3         If the release of the loan or payment is unsuccessful because the loan release account designated by the Borrower or the account of the payment recipient is frozen or for any other reason, the Lender shall bear no responsibility.

Article 7        Obligations of the Borrower
7.1         The Borrower must repay the Loan hereunder and pay the interest hereunder in accordance with the date, amount and currency set forth herein.

If the capital return account designated by the Borrower is used for receiving sales receivable or the proposed repayment of the loan and the sales receivable is settled in non-cash method, the Borrower must ensure that the amount received is transferred to the capital return account promptly.  The Borrower must provide information on the inflow/outflow of the funds in the capital return account as requested by the Lender.
7.2         Borrower must use the proceeds of the loan hereunder for the purpose stipulated herein.  The Borrower cannot appropriate the loan hereunder for any other use, and cannot use the loan for fixed asset investment, equity investment or in any production or operation area or for any purpose prohibited by the State.
7.3         The Borrower must be responsible for the fees and expenses under this Contract, including but not limited to for notary service fees, appraisal fees, assessment fees and registration fees.
The Borrower must be responsible for the settlement fees incurred from the payments of loan proceeds (including both those made by the Lender under the entrustment method and those by the Borrower) and pay the corresponding fees on time and in full according to the charge item, fee rate and schedule specified by the Lender.
If the loan account is set up specifically for the release of the loan, when making payment of the loan proceeds, if the receiving account is not set up with Communications Bank, the payment of the loan proceeds can be made through the payment system of the People’s Bank or through the interchange system in the same city.
If the loan account is not set up specifically for the release of the loan, when making payment of the loan proceeds, if the receiving account is set up with a bank in other locations, all payments of the loan proceeds must be made through the payment system of the People’s Bank.
7.4         The Borrower must adhere to the Lender’s business system and operation practices related to providing loan services, including but not limited to assisting the Lender with loan payment management, supervision over and review of the use of the loan and the Borrower’s operation and providing promptly all the financial reports, records and documents on the use of the loan, information about the related parties and related party transactions and other documents and information requested by the Lender, and ensure that the documents, material and information provided are true, complete and accurate.

7.5         If any one of the following events occurs, the Borrower must notify the Lender at least thirty (30) days in advance and must not take any of the following actions before the principal and interest hereunder are repaid completely or a repayment schedule and guarantee approved by the Lender are provided:
(1)           Selling, donating, leasing, lending, assigning, mortgaging, pledging or disposing of all or substantial part of its assets;
(2)           Any substantial change, or likely substantial change, in operation or equity structure, including but not limited to subcontracting, lease, joint operation, company restructuring, joint-stock, sale of businesses, merger (acquisition), joint capital (partnership), spin-off, incorporation of subsidiary, equity transfer, ownership transfer and reduction of registered capital.
(3)           External investment exceeding RMB ________ or increase of debt financing exceeding RMB ________.
7.6         The Borrower must notify the Lender in writing within seven (7) days upon the occurrence, or likely occurrence, of any of the following events:
(1)           The Borrower’s or any of its affiliates amends its the Articles of Association, changes its name, legal representative, domicile, address and the scope of its business and other AIC registration events, and makes any decision that will have major impact on the Borrower’s financial and personnel situation;
(2)           The Borrower, any of its affiliates or its guarantor intends, or is likely, to file for bankruptcy.
(3)           The Borrower is involved in any major litigation or arbitration or administrative sanctions, or any lien or encumbrance is imposed on its assets or its collaterals hereunder, or the sound condition of its assets or its collaterals hereunder is, or is likely to be, impacted or their value is, or is likely to be, reduced;
(4)           The Borrower or any of its affiliates provides guarantee to any other third party, which will have material adverse effect on its economic or financial situation and its ability to perform its obligations hereunder;
(5)           The Borrower or any of its affiliates enters into a contract which will have a material adverse effect on its operation and financial situation;

(6)           The Borrower or any of its affiliates or its guarantor ceases its operation, goes out of business, is dissolved, is shut-down for rectification, is cancelled or has its business license revoked;
(7)           The Borrower’s or any of its affiliates’ major individual investor, or the Borrower’s or any of its affiliates’ legal representative (responsible person), director or major management officer, has disappeared, is in violation of the law and statutes or of the rules of the applicable exchanges or has abnormal changes;
(8)           The Borrower or any of its affiliates faces severe hardship in its operation, experiences deterioration of its financial situation or any other event which will have an adverse effect on the financial situation of the Borrower or any of its affiliates or its ability to repay the Loan;
(9)           The completion of related party transaction and the amount of such transaction reaches or exceeds 10% of its recently audited net assets;
(10)         The Borrower becomes, or is likely to become, a shareholder of its guarantor or its “actual control person” within the meaning of the “Corporate Law” before the repayment in full of all the debts hereunder.
(11)         The Borrower or any of its affiliates is involved in a liable accident because of its violation of the law and statutes, regulatory provisions, state policies or industry standards or is exposed by the media;
(12)         The relationship of having control or being controlled between the Borrower and its affiliates experiences changes;
(13)         Other events occur, which will have material adverse effect on the ability of the Borrower or any of its affiliates to repay debts.
7.7         Upon the occurrence of any change to the guarantee hereunder that is adverse to the Lender’s claims, the Borrower must promptly provide other guarantee approved by the Lender as requested.

The “change” referenced in this provision includes but is not limited to: the guarantor’s merger, spin-off, ceasing operation, going out of business, dissolution, shut-down for rectification, being cancelled, having its business license revoked, filing for or being forced into bankruptcy; material change in the guarantor’s operation or financial situation; the guarantor’s involvement in major litigation or arbitration or administrative sanctions, or imposition of a lien or other enforcement measures on its major assets; the decrease, or likely decrease, of the value of its collateral or the imposition of a lien or other enforcement measures thereupon; impact, or likely impact, on the sound condition of its collaterals; the guarantor or its legal representative (responsible person) or major management officer’s violation of the law and statutes or the rules of the applicable exchanges; if the guarantor is an individual, the guarantor’s disappearance or death (being declared dead); the guarantor’s act of breach as defined in the guarantee contract; disputes between the guarantor and the Borrower; demand by the guarantor to dissolve the guarantee contract; the guarantee contract not coming into effect or becoming invalid or being cancelled; security interest not being established or invalid; or other events that will affect the security of the Lender’s claims.
7.8         The Borrower promises that, before the full repayment of all loan principal and interest hereunder and the related fees, the Borrower’s financial indicators must always meet the following criteria:
(1)       ___________________________________________________
(2)       ___________________________________________________
(3)       ___________________________________________________

Article 8        Other Matters
The loan can be only used to purchase oil; _______[handwritten part, illegible] provide purchase contract.  The reception and payment of the funds can only be done through Communications Bank; otherwise Communications Bank has the right to declare the loan due ahead of schedule.

Article 9        Advance Maturity of the Loan
9.1       The occurrence of any of the following will be considered an “advance maturity event” for this Contract:
(1)       The Borrower’s representations and warranties in Section 5 are not true;
(2)       The Borrower is in breach of this Contract;
(3)       Any of the events listed in Section 7.6 has occurred and the Lender believes that such event will have a material adverse effect on its claims;
(4)       The Lender believes, based on the Borrower’s situation of capital return, that the Borrower should repay the loan principal and interest ahead of schedule;

(5)       The changes of the regulatory policies cause the release of the loan by the Lender pursuant to the provisions hereunder to be non-compliant;
(6)       The Borrower has committed an act of breach during the performance of other contracts with the Lender or with a third party or the debts thereunder are likely to be, or have already been, declared due in advance.
9.2           Upon the occurrence of any of the “advance maturity events,” the Lender has the right to take one or more or all of the following measures:
(1)       Suspend the release of the loan that has not been used by the Borrower;
(2)       Suspend the payment of the loan that has already been released but has not been used;
(3)       Demand the Borrower to negotiate supplemental conditions on release and payment of the loan with the Lender within a specific time;
(4)       Demand the Borrower to change payment method according to the Lender’s requirements;
(5)       Unilaterally declare all the loan principals released under this Contract due in advance and demand the Borrower to repay all the loan principal and settle the interest.

Article 10      Breach of Contract
10.1         In the event that the Borrower fails to repay the principal or interest in full in a timely fashion or to use the proceeds of the Loan for the purpose specified herein, the Lender has the right to assess interest at overdue penalty rate and misappropriation penalty rate and to assess compound rate on the interest due but yet unpaid.
10.2         In the event that the Borrower fails to repay the principal or interest in full in a timely fashion, the Borrower shall be responsible for the Lender’s fees and expenses in exercising its creditor’s rights, including litigation cost (arbitration fee), costs of preservation of asset, public announcement fees, enforcement fee, legal fees, travel and other expenses.
10.3         In the event that the Borrower evades the Lender’s supervision, fails to repay the principal or the interest of the Loan or avoids the repayment intentionally, Lender has the right to report such acts to the relevant government authority and make public announcements in the news media.

Article 11     Deduction Provision
11.1         If there is any loan principal, interest, penalty interest, compound interest or other fees due and payable, the Borrower authorizes the Lender to deduct the corresponding amount from funds in any of the Borrower’s accounts set up with Communications Bank.
11.2         After such deduction, the Lender must notify the Borrower of the account being deducted, the loan contract number, “Loan Certificate” serial number, amount deducted and the balance of the debt obligations.
11.3         If the amount deducted is insufficient to pay off all of the Borrower’s debt, such amount must first be used to offset the fees due and payable.  If the principal and interest are past due for less than ninety (90) days, the balance of the deducted amount after offsetting the fees must be first used to repay the past due interest, penalty interest and compound interest and then be used to repay the past due principal; if the principal and interest are past due payment for more than ninety (90) days, the balance of the deducted amount after offsetting the fees must be first used to repay the past due principal and then be used to repay the past due interest, penalty interest or compound interest.
11.4         If the currency of the deducted amount is different from the currency used to repay the loan, the deducted amount will be converted at the foreign exchange rate published by Communication Bank on the date of deduction and then be used to repay the debt.

Article 12     Notifications
12.1        The information on contact methods (including communication address, contact telephone number and fax number) provided by the Borrower herein is true and effective.  If there is any change, the Borrower must immediately mail/deliver the updated information in writing to the communication address provided by the Lender herein.  Such updated information will only become effective after it is actually received and the contact methods are updated by the Lender.

12.2       Unless expressly specified otherwise herein, the Lender has the right to use any of the following means for sending notification to the Borrower.  The Lender has the right to choose the notification method it deems appropriate and shall not be responsible under any circumstance for any error, miss or delay of the postal mail, fax, telephone or any other communication system.  If the Lender chooses several notification methods, the notification will be considered served on the basis of the faster method.
(1)       Public announcement: the notification will be considered served on the day when the Lender publish such announcement on its website, online banking site, telephone banking system or business website;
(2)       Courier delivery: the notification will be considered served on the day when the Borrower signs the delivery receipt;
(3)       Postal mail (including special express mail, ordinary mail and registered mail): the notification will be considered served 3 days (if, in the same city)/5 days (if, in different regions) such mail is sent to the Borrower’s most recent mailing address that the Lender knows (even though such mail may be returned);
(4)       Notification by fax or by other electronic method will be considered served when it is sent to the most recent fax number or e-mail address that the Lender knows.

Article 13       Disclosure of Information and Confidentiality
13.1       The Lender must have the responsibility to keep confidential the Borrower’s commercial secrets and other information and documents which carry written legends requiring confidentiality; however the following circumstances are excepted:
(1)         Disclosure as required by the applicable law and statutes or by the public offering rules;
(2)         Disclosure as required by judicial or government authorities;
(3)         Disclosure made to the Lender’s outside business experts;
(4)         Disclosure made with the Borrower’s consent or authorization.
13.2       The Borrower agrees that, under the following circumstances, Communications Bank may use or disclose all the information about the Borrower, including but not limited to the Borrower’s basis information, credit transaction information and other relevant information and documents and is willing to all the consequences resulting from such use or disclosure:

(1)        Disclose to and allow the use of such information and documents by business out-source organization, third party service provider, other financial institution and other agencies or individuals deemed necessary by the Lender for the following purposes: (a) to develop lending business or in connection with lending business, such as promoting Communications Bank’s lending service, collecting the Borrower’s delinquent debt and transferring creditor’s claims; (b) to provide, or is likely to provide, new products or services or further services to the Borrower; and (c) to maintain, manage and improve customer relations;
(2)        Provide such information and documents to China Credit Information Center or other credit information agency or credit information data bank established with the approval of the People’s Bank of China;
(3)        Use, or allow the use by a third party, such information and documents on a confidential basis for the purposes of business operation, management, statistics and risk control.

Article 14      Governing Law and Dispute Resolution
This Contract is governed by the law of the People’s Republic of China.  Any dispute arising from this Contract should be submitted to the court of jurisdiction at the location of the Lender.  During the course of resolving the dispute, both parties must continue to perform other provisions not involved in the dispute.

Article 15      Other Provisions
15.1         The Borrower agrees that the Lender will inquire about and keep the Borrower’s credit information in connection with the Borrower’s loan application and loan management.
15.2         If, due to Force Majeure or the malfunction in the communication, internet or the Lender’s internal system, the Lender fails to release the loan proceeds or processing payment on time, the Lender shall bear no responsibility but must notify the Borrower promptly.

15.3         The format of the “Withdrawal Application,” and the “Withdrawal Application,” “Entrustment Payment Engagement Letter” and “Loan Certificate” executed by the two parties hereto, and all other relevant documents and material acknowledged by the two parties, are all inseparable components of this Contract.
15.4         The “affiliate,” “related party transaction” and “major individual investor” referenced herein have the same definition as the same terms used in “Enterprise Accounting Principles No. 36 – Related Party Disclosure” (FC[2006]3) and in the subsequent amendment thereto promulgated by the Ministry of Finance.
15.5         This Contract becomes effective after it is signed by the respective legal representative (responsible person) or authorized agent and/or imprinted with the seals of both the Borrower and the Lender.
15.6         This Contract is executed in six counterparts, with one to each party hereto and one to the guarantor(s) (if applicable).

Attachment: “Withdrawal Application” Format [not translated]

The Borrower has read carefully all the provisions above, and the Lender has provided corresponding explanation at the Borrower’s request. The Borrower has no objection to the contents herein.

The Borrower (seal/signature)
/seal/ Xi'an Baorun Enterprise Development Co., Ltd.
Legal Representative (Responsible Person)
/s/        GAO Xinnian
October 28, 2010

The Lender (business seal)
/seal/ Communications Bank Holdings Co., Ltd. Sha'anxi Branch.
Responsible Person (Authorized Agent)
/s/        ZHAO Juxia
October 28, 2010